EXHIBIT 4i

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES

OF THE

10% CUMULATIVE CONVERTIBLE SERIES D PREFERRED STOCK

OF

RENAVOTIO, INC.

The undersigned, the Chief Executive Officer of Renavotio, Inc., a Nevada corporation (the “Corporation”), does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the following resolution creating a series of 10% Cumulative Convertible Series D Preferred Stock, was duly adopted on June 20, 2021:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by provisions of the Articles of Incorporation of the Corporation (the “Articles of Incorporation”), there hereby is created out of the shares of Preferred Stock, par value $.00001 per share, of the Corporation authorized in Article IV of the Articles of Incorporation (the “Preferred Stock”), a series of Preferred Stock of the Corporation, to be named “10% Cumulative Convertible Series D Preferred Stock,” consisting of Five Million (5,000,000) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

1. Designation and Rank. The designation of such series of the Preferred Stock shall be the 10% Cumulative Convertible Series D Preferred Stock, par value $.00001 per share (the “Series D Preferred Stock”). The maximum number of shares of Series D Preferred Stock shall be Five Million (5,000,000) shares. The Series D Preferred Stock shall rank senior to the common stock, par value $.00001 per share (the “Common Stock”), for purposes of liquidation preference, and senior to the Series B Preferred Stock, and the Series C Preferred Stock (hereinafter referred to as “Junior Stock”).

2. Dividends. The Series D Preferred herein will carry a non-compounding annual rate of 10% Cumulative Convertible dividend payable annually, upon liquidation, or as and if declared by the Corporation’s Board of Directors (the “Board”) to the holders of the Series D Preferred Stock (the “Holder”). The dividends will be payable in shares of Common Stock at a conversion ratio of $10.00 per share, based on the per share value of the Holders’ investment into the Series D Preferred Stock as recorded on the corporate records of the Corporation (such investment may be part of the consideration underlying the purchase order with Seacrest Sales and Marketing Corporation or similar transactions). The Holders of Series D Preferred herein also shall be entitled to participate pro rata in any dividends paid on the Common Stock on an as-if-converted basis.

3. Voting Rights. Each share of the Preferred Stock shall have voting rights only as required by law.

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES

OF THE

10% CUMULATIVE CONVERTIBLE SERIES D PREFERRED STOCK

OF

RENAVOTIO, INC.

1

4. Liquidation Preference

(a) The Holders of Series D Preferred Stock shall have preference upon liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, over all holders of Common Stock and Junior Stock. Upon the occurrence of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Holder of Series D Preferred Sock shall be entitled to receive the amount such Holder would have received had such Holder’s shares of Series D Preferred Stock, together with accrued and unpaid dividends thereon, been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation at a value of $10.00 per share.

(b) For purposes of this Section, the merger or consolidation of the Corporation with any other corporation or other entity in which the Holders of Series D Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property for equal value) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation, provided, however, in the event of the sale of all or substantially all the assets of the Corporation in which equal value is not received, liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, or a default on any financial obligation of the Corporation in excess of $1,000,000 in the aggregate shall constitute a liquidation.

5. Conversion.

(a) Optional Conversion: The Holder of Series D Preferred Stock shall be convertible into shares of Common Stock at any time at the election of each Holder. The initial conversion rate shall be at a conversion ratio of the average closing stock price of the Common stock on the last ten (10) Trading Days, based on the per share value of the Holders’ investment into the Series D Preferred Stock as recorded on the corporate records of the Corporation (such investment may be part of the consideration underlying the purchase order with Seacrest Sales and Marketing Corporation or similar transactions) (the “Conversion Rate”). For clarification and the purpose of the federal securities laws, this conversion rate is considered a variable conversion rate. Trading Day” means a day on which the principal Trading Market is open for trading. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTC Pink Marketplace, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES

OF THE

10% CUMULATIVE CONVERTIBLE SERIES D PREFERRED STOCK

OF

RENAVOTIO, INC.

2

(b) Holders shall affect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series D Preferred Stock to be converted, the number of shares of Series D Preferred Stock owned prior to the conversion at issue, the number of shares of Series D Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion to the Corporation by facsimile (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions, as the case may be, of shares of Series D Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Series D Preferred Stock to the Corporation unless all of the shares of Series D Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such share of Series D Preferred Stock promptly following the Conversion Date at issue. Shares of Series D Preferred Stock converted or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

(b) Mandatory Conversion. At any time on or after the second anniversary of the issuance of this Series D Preferred Stock to the Holder, the Corporation shall have the right, at its sole option, to cause the Series D Preferred Stock, in whole or, at its discretion, in part, to be automatically converted into Common Stock at the then applicable Conversion Rate. The Corporation will provide notice to all Holders of Series D Preferred Stock of the triggered automatic conversion.

(c) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series D Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall round down to the next whole share.

(d) Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Series D Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series D Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

(e) Legend. Each Conversion Share will be imprinted with the following legend:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE CORPORATION. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES

OF THE

10% CUMULATIVE CONVERTIBLE SERIES D PREFERRED STOCK

OF

RENAVOTIO, INC.

3

6. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series D Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date.

7. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be Cumulative Convertible and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Series D Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the Holders of the Series D Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

8. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein.

9. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder of Series D Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

10. Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at: 601 South Boulder Ave., Suite 600, Tulsa, OK 74119, Attention: CEO, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES

OF THE

10% CUMULATIVE CONVERTIBLE SERIES D PREFERRED STOCK

OF

RENAVOTIO, INC.

4

11. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the Series D Preferred Stock (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Nevada (the “Nevada Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Nevada Courts for the adjudication of any dispute hereunder and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such Nevada Courts are improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

12. Waiver. Any waiver by the Corporation or the Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation. The failure of the Corporation or the Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver must be in writing.

13. Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

14. Assignment and Enurement. The shares of Series D Preferred Stock and any right or obligation under this Section may be assigned by any of the Parties with the prior written consent of the other Parties. The provisions hereunder enure to the benefit of and is binding upon the Parties and their respective heirs, executors, administrators, estate trustees, trustees, personal or legal representatives, successors and permitted assigns.

15. Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES

OF THE

10% CUMULATIVE CONVERTIBLE SERIES D PREFERRED STOCK

OF

RENAVOTIO, INC.

5

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Amended Certificate and does affirm the foregoing as true this 20th day of June, 2021.

RENAVOTIO, INC.

By:	/s/ William Robinson
Name: William Robinson
Title: President

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES

OF THE

10% CUMULATIVE CONVERTIBLE SERIES D PREFERRED STOCK

OF

RENAVOTIO, INC.

6

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES D PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series D Cumulative Convertible Preferred Stock indicated below, into shares of common stock (the “Common Stock”), of Renavotio, Inc., a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion: ______________________________

Number of shares of Preferred Stock owned prior to Conversion (including dividend shares): ________________

Number of shares of Preferred Stock to be Converted: _______________

Number of shares of Common Stock to be Issued: _________________________

[HOLDER]

By:
Name:
Title:

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES

OF THE

10% CUMULATIVE CONVERTIBLE SERIES D PREFERRED STOCK

OF

RENAVOTIO, INC.

7